UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 3, 2025

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

5340 Kietzke Lane, Suite 202
	Reno,	Nevada
(Address of Principal Executive Offices)

89511
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

No changes since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(i)    On March 3, 2025, Employers Holdings, Inc. (“EHI” or the “Company”) announced that, effective as of March 3, 2025, Marvin Pestcoe has been appointed as a member of the EHI Board of Directors (the “Board”). Mr. Pestcoe will serve on the Board and has been appointed to the Audit Committee and the Board Governance and Nominating Committee.
Marvin Pestcoe, age 64, retired from Langhorne Re, a global reinsurer of life and annuity portfolios, after serving as its Executive Chair and Chief Executive Officer from January 2019 to April 2021. Mr. Pestcoe continued to serve on the board of Langhorne Re until March 2023. Prior to joining Langhorne Re, Mr. Pestcoe held a variety of executive positions at Partner Re from 2001 to 2017 and at Swiss Re New Markets from 1997 to 2001. Mr. Pestcoe has over 40 years of experience in insurance, reinsurance and investments, including a range of executive roles and leadership positions that focused on profit center management, investments, corporate strategy, data analytics and risk management. Mr. Pestcoe is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.
Mr. Pestcoe has served on several boards of directors of private and public companies. Mr. Pestcoe currently serves on the board of Hamilton Insurance Group, Ltd., where he is the chair of the Underwriting Committee, a member of the Audit Committee and a member of the Investment Committee. Mr. Pestcoe also currently serves on the board of Catalina Holdings (Bermuda) Ltd.
Mr. Pestcoe will participate in the non-employee director compensation program at EHI. Under the current program, each non-employee Board member receives an annual cash retainer of $65,000, each Board committee chair receives an annual cash retainer ranging from $10,000 to $20,000, and each Board committee member receives an annual cash retainer ranging from $9,000 to $14,000. Historically, the non-employee director compensation program has also included a grant of Restricted Stock Units (“RSUs”) to continuing directors after each annual meeting of stockholders with a grant date fair value of $85,000. For non-employee directors who have joined the Board between annual meetings, the Human Capital Management and Compensation Committee of the Board (the “Compensation Committee”) has historically made a grant of RSUs in an amount that takes into consideration the length of time that the new Board member will serve between annual meetings. The Compensation Committee intends to meet at a later date to consider granting Mr. Pestcoe an award of RSUs on a similar basis.
There are no arrangements or understandings between Mr. Pestcoe and any other person pursuant to which he was named as a director of EHI. Mr. Pestcoe has no family relationship with EHI’s directors or executive officers, or any persons nominated or chosen by EHI to be a director or executive officer. Mr. Pestcoe has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Mr. Pestcoe is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 3, 2025, EHI issued a press release regarding the appointment of Mr. Pestcoe to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
(ii)    On March 3, 2025, Michael J. McSally notified the Board that he was retiring from the Board and that his service on the Board would conclude effective March 3, 2025. Mr. McSally has served as a director of EHI since 2013 and served as Board chair from May 2020 to March 2024. EHI is profoundly grateful for Mr. McSally’s distinguished service to our Company and its stockholders.
Mr. McSally has informed the Board that he does not have any disagreement with EHI on any matter relating to its operations, policies or practices.
(iii)    On March 3, 2025, James R. Kroner notified the Board that he was retiring from the Board and that his service on the Board would conclude effective March 3, 2025. Mr. Kroner has served as a director of EHI since 2013. EHI is profoundly grateful for Mr. Kroner’s distinguished service to our Company and its stockholders.
Mr. Kroner has informed the Board that he does not have any disagreement with EHI on any matter relating to its operations, policies or practices.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employers Holdings, Inc. press release, dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 3, 2025	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
Chief Legal Officer and General Counsel